                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (date of earliest event reported):  January 18, 1994



                              WELLS FARGO & COMPANY
             (Exact name of registrant as specified in its charter)


             Delaware                   1-6214            No. 13-2553920
    (State or other jurisdiction   (Commission File       (IRS Employer
          of incorporation)             Number)         Identification No.)


             420 Montgomery Street, San Francisco, California 94163
              (Address of principal executive offices)  (Zip Code)


       Registrant's telephone number, including area code:  (415) 477-1000


                                 Not applicable
          (Former name or former address, if changed since last report)

Item 5:  Other Events
         ------------

Attached are the Press Releases announcing:

     (1) Wells Fargo & Company's financial results for the quarter and year ended December 31, 1993. Final financial statements with additional analyses will be filed as part of the Company's Form 10-K in March 1994.

     (2)  An increase in Wells Fargo & Company's common stock dividend.




                              SIGNATURE
                              ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunder duly authorized, on January 18, 1994.



                             WELLS FARGO & COMPANY




                             By: FRANK A. MOESLEIN
                                 --------------------------------
                                 Frank A. Moeslein
                                 Executive Vice President
                                   and Controller

    FOR IMMEDIATE RELEASE
    Tues., Jan. 18, 1994


    WELLS FARGO REPORTS FOURTH QUARTER EARNINGS OF $190 MILLION;
    FULL YEAR PER SHARE EARNINGS $10.10 VS. $4.44 A YEAR AGO.


    Wells Fargo & Co. (NYSE:WFC) today reported net income of $190 million for the fourth quarter of 1993, compared with $58 million for the fourth quarter of 1992, an increase of 228%. Per share earnings for the fourth quarter of 1993 were $3.18, compared with 83 cents in the fourth quarter of 1992. Earnings for the full year of 1993 were $612 million, or $10.10 per share, compared with $283 million, or $4.44 per share, for 1992. Both fourth quarter and full year 1993 results reflect smaller loan loss provisions than were taken in comparable periods in 1992.
         "Our credit quality improved over the last year and we saw new business opportunities emerge in the latter half of 1993, especially with small and mid-size companies," said Carl E. Reichardt, chairman. "The challenge in '94 will be to build upon this foundation."
         Return on average assets (ROA) was 1.46 percent and return on average common equity (ROE) was 19.85 percent in the fourth quarter of 1993. In the year-ago period, ROA was .44 percent and ROE was 5.85 percent. ROA was 1.20 percent and ROE was 16.74 percent for full year 1993, compared with .54 percent and 7.93 percent, respectively, in 1992.
         Net interest income on a taxable-equivalent basis decreased to $666 million in the fourth quarter of 1993 from $677 million a year ago. For the full year 1993, net interest income on a taxable-equivalent basis was $2.659 billion, compared with $2.698 billion for the prior year.
         The company's net interest margin for the fourth quarter of 1993 was
    5.69 percent, down from 5.73 percent in the same quarter of 1992. The net interest margin for the full year of 1993 was 5.74 percent, compared with
    5.70 percent for 1992.
         Noninterest income (NII) in the fourth quarter of 1993 was $295 million, compared with $258 million in the same quarter of 1992, an increase of 14 percent. The increase was largely due to net gains on sales and distributions from equity investments, primarily highly leveraged transactions, (up $15 million) and higher service charges on deposit accounts (up $10 million). For full year 1993, NII was $1.093 billion, compared with $1.059 billion in 1992.
         Noninterest expense (NIE) in the fourth quarter of 1993 was $557 million, compared with $527 million in the same quarter of 1992, a 6 percent increase. The increase primarily resulted from higher personnel-related expenses (up $33 million) due to incentive bonus programs, including the company-wide employee appreciation program announced in December 1993. NIE totaled $2.162 billion in 1993, compared with $2.035 billion in 1992.
         The provision for loan losses in the fourth quarter of 1993 was $80 million, compared


                                       - more -

Wells Earnings                            -4-



    with $120 million in the third quarter of 1993 and $300 million in the fourth quarter of 1992. For 1993, the provision totaled $550 million, compared with $1.215 billion for 1992. Improvements in the company's loan portfolio in 1993 resulted in a reduction of the provision.
         Net charge-offs totaled $81 million, or 0.97 percent of average total loans (annualized), for the fourth quarter of 1993. The largest category of net charge-offs was credit card loans ($34 million).
         For the fourth quarter of 1992, net charge-offs totaled $199 million, or 2.09 percent of average total loans (annualized). The largest categories of net charge-offs were real estate mortgage loans other than 1-4 family ($78 million), credit card loans ($41 million) and commercial loans ($38 million).
         Full-year 1993 net charge-offs totaled $495 million, or 1.44 percent of average total loans. The largest categories of net charge-offs were credit card loans ($156 million) and real estate mortgage loans other than 1-4 family ($150 million).
         For all of 1992, net charge-offs totaled $798 million, or 1.97 percent of average total loans. The largest categories of net charge-offs were real estate mortgage loans other than 1-4 family ($281 million), commercial loans ($179 million) and credit card loans ($168 million).
         At Dec. 31, 1993, the allowance for loan losses equaled 6.41 percent of total loans, compared with 6.32 percent at Sept. 30, 1993 and 5.60 percent at Dec. 31, 1992.
         At Dec. 31, 1993, total nonaccrual and restructured loans decreased to $1.200 billion, or 3.6 percent of total loans, compared with $1.702 billion, or 5.1 percent of total loans, at Sept. 30, 1993, and $2.142 billion, or 5.8 percent of total loans, at Dec. 31, 1992. Foreclosed assets were $348 million at Dec. 31, 1993, compared with $357 million at Sept. 30, 1993 and $510 million at Dec. 31, 1992.
         At Dec. 31, 1993, an estimated $704 million, or 59 percent, of nonaccrual loans were less than 90 days past due, including an estimated $595 million that were current as to payment of principal and interest.
    This compares with an estimated $1.038 billion, or 61 percent, of nonaccrual loans that were less than 90 days past due at Sept. 30, 1993, including an estimated $871 million that were current.
         During the fourth quarter of 1993, an estimated $34 million of cash interest payments (including interest applied to principal) were received from all loans that were on nonaccrual during the quarter. The average nonaccrual book principal loan balance (net of charge-offs and interest applied to principal) was $1.498 billion for the quarter. The estimated average cash yield was 9.0 percent.
         During the third quarter of 1993, an estimated $38 million of cash interest payments (including interest applied to principal) was received from all loans that were on nonaccrual during the quarter. The average nonaccrual book principal loan balance (net of charge-offs and interest applied to principal) was $1.809 billion for the quarter. The estimated average cash yield was 8.3 percent.
         The company adopted Statement of Financial Accounting Standards
    No. 115 (FAS 115),


                                       - more -

Wells Earnings                           -5-



    Accounting for Certain Investments in Debt and Equity Securities, on
    Dec. 31, 1993. FAS 115 establishes three classifications of securities, each of which receives different accounting treatment. "Held-to-maturity investment securities" are reported at cost. "Available-for-sale investment securities" are reported at fair value, with unrealized gains and losses (after applicable taxes) reported as a separate component of stockholders' equity. "Trading securities" are reported at fair value, with unrealized gains and losses included in earnings. At Dec. 31, 1993, the investment securities portfolio was comprised of $9.887 billion of held-to-maturity securities carried at cost and $3.171 billion of available-for-sale securities carried at fair value. There were no trading securities.
         At Dec. 31, 1993, the company's preliminary risk-based capital ratios were 15.10 percent for total risk-based capital and 10.45 percent for Tier 1 risk-based capital, exceeding the minimum regulatory guidelines of 8 percent and 4 percent, respectively. At Dec. 31, 1992, these risk-based capital ratios were 13.15 percent and 8.22 percent, respectively. The ratio of common equity to total assets at Dec. 31, 1993 was 7.00 percent, compared with 6.03 percent at Dec. 31, 1992.

                                       ###

Wells Earnings

Wells Fargo & Company and Subsidiaries
SUMMARY FINANCIAL DATA -- NEWS RELEASE

- ---------------------------------------------------------------------------------------------------------------------------------
                                                                                           % Change
                                                                Quarter ended    Dec. 31, 1993 from            Year ended
                                               ------------------------------   -------------------   -------------------
                                                DEC. 31,  Sept. 30,   Dec. 31,  Sept. 30,   Dec. 31,   DEC. 31,   Dec. 31,      %
(in millions)                                      1993       1993       1992       1993       1992       1993       1992  Change
- ---------------------------------------------------------------------------------------------------------------------------------
FOR THE PERIOD
Net income                                     $    190  $     165   $     58         15%       228%  $    612    $   283     116%
Per common share
  Net income                                   $   3.18  $    2.74   $    .83         16        283   $  10.10    $  4.44     127
  Dividends declared(1)                             .75        .50         --         50         --       2.25       1.50      50

Average common shares outstanding                    56         56         54         --          4         56         53       6

Profitability ratios (annualized)
  Net income to average total assets (ROA)         1.46%      1.29%       .44%        13        232       1.20%       .54%    122
  Net income applicable to common stock to
     average common stockholders' equity (ROE)    19.85      17.75       5.85         12        239      16.74       7.93     111

Average loans                                  $ 33,149  $  33,682   $ 37,793         (2)       (12)  $ 34,304    $40,406     (15)
Average assets                                   51,597     51,009     52,220          1         (1)    51,110     52,497      (3)
Average core deposits                            40,691     40,272     41,439          1         (2)    40,389     41,779      (3)

Net interest margin                                5.69%      5.65%      5.73%         1         (1)      5.74%      5.70%      1

AT PERIOD END
Investment securities                          $ 13,058  $  12,796   $  9,338          2         40   $ 13,058    $ 9,338      40
Loans                                            33,099     33,606     36,903         (2)       (10)    33,099     36,903     (10)
Allowance for loan losses                         2,122      2,123      2,067         --          3      2,122      2,067       3
Assets                                           52,513     51,579     52,537          2         --     52,513     52,537      --
Core deposits                                    41,291     40,532     41,879          2         (1)    41,291     41,879      (1)
Common stockholders' equity                       3,676      3,513      3,170          5         16      3,676      3,170      16
Stockholders' equity                              4,315      4,152      3,809          4         13      4,315      3,809      13

Capital ratios
  Common stockholders' equity to assets            7.00%      6.81%      6.03%         3         16       7.00%      6.03%     16
  Stockholders' equity to assets                   8.22       8.05       7.25          2         13       8.22       7.25      13
  Risk-based capital(2)
     Tier 1 capital                               10.45       9.91       8.22          5         27      10.45       8.22      27
     Total capital                                15.10      14.60      13.15          3         15      15.10      13.15      15
  Leverage(2)                                      7.40       7.21       6.36          3         16       7.40       6.36      16

Book value per common share                    $  65.87  $   62.98   $  57.44          5         15   $  65.87    $ 57.44      15

COMMON STOCK PRICE
High                                           $133      $ 127-3/8   $ 79              4         68   $133        $86-3/8      54
Low                                             105-7/8    107-1/4     61-5/8         (1)        72     75-1/2     59          28
Period end                                      129-3/8    126-3/8     76-3/8          2         69    129-3/8     76-3/8      69
- ---------------------------------------------------------------------------------------------------------------------------------



 (1) Beginning with the fourth quarter of 1992, the Company changed its dividend declaration policy whereby quarterly dividends are now considered at the Board of Directors' meeting following the quarter then ended. Accordingly, no dividend was declared
     (recorded) in the fourth quarter of 1992.

 (2) The December 31, 1993 ratios are preliminary. As currently required by the federal regulatory agencies, the risk-based capital and leverage ratios do not include unrealized net gains ($21 million, net of tax) on available-for-sale investment securities carried at fair value resulting from the adoption of FAS 115.


     Wells Fargo & Company and Subsidiaries
     CONSOLIDATED STATEMENT OF INCOME


     -------------------------------------------------------------------------------------------------------------
                                                                Quarter                              Year
                                                      ended December 31,                ended December 31,
                                                      -----------------          %      -----------------        %
     (in millions)                                      1993       1992     Change        1993       1992   Change
     -------------------------------------------------------------------------------------------------------------
     INTEREST INCOME
 (1) Loans                                             $ 744      $ 848        (12)%    $3,066     $3,697      (17)%
 (2) Investment securities                               178        135         32         672        415       62
     Federal funds sold and securities purchased
 (3)   under resale agreements                             8          9        (11)         23         33      (30)
                                                       -----      -----                 ------     ------
 (4)     Total interest income                           930        992         (6)      3,761      4,145       (9)
                                                       -----      -----                 ------     ------
     INTEREST EXPENSE
 (5) Deposits                                            204        253        (19)        863      1,185      (27)
     Federal funds purchased and securities sold
 (6)   under repurchase agreements                         6          9        (33)         29         41      (29)
 (7) Commercial paper and other short-term borrowings      1          2        (50)          6          9      (33)
 (8) Senior and subordinated debt                         53         52          2         206        219       (6)
                                                       -----      -----                 ------     ------
 (9)     Total interest expense                          264        316        (16)      1,104      1,454      (24)
                                                       -----      -----                 ------     ------
(10) NET INTEREST INCOME                                 666        676         (1)      2,657      2,691       (1)
(11) Provision for loan losses                            80        300        (73)        550      1,215      (55)
                                                       -----      -----                 ------     ------
     Net interest income after
(12)   provision for loan losses                         586        376         56       2,107      1,476       43
                                                       -----      -----                 ------     ------
     NONINTEREST INCOME
(13) Service charges on deposit accounts                 112        102         10         423        394        7
(14) Fees and commissions                                 91         95         (4)        376        363        4
(15) Trust and investment services income                 48         44          9         190        165       15
(16) Investment securities gains                          --         --         --          --         45     (100)
(17) Other                                                44         17        159         104         92       13
                                                       -----      -----                 ------     ------
(18)     Total noninterest income                        295        258         14       1,093      1,059        3
                                                       -----      -----                 ------     ------
     NONINTEREST EXPENSE
(19) Salaries                                            210        184         14         784        714       10
(20) Employee benefits                                    50         43         16         222        184       21
(21) Net occupancy                                        58         56          4         224        222        1
(22) Equipment                                            44         37         19         148        141        5
(23) Federal deposit insurance                            28         26          8         114        106        8
(24) Other                                               167        181         (8)        670        668       --
                                                       -----      -----                 ------     ------
(25)     Total noninterest expense                       557        527          6       2,162      2,035        6
                                                       -----      -----                 ------     ------
     INCOME BEFORE INCOME TAX
(26)   EXPENSE                                           324        107        203       1,038        500      108
(27) Income tax expense                                  134         49        173         426        217       96
                                                       -----      -----                 ------     ------
(28) NET INCOME                                        $ 190      $  58        228%     $  612     $  283      116%
                                                       =====      =====      =====      ======     ======    =====

     NET INCOME APPLICABLE TO
(29)   COMMON STOCK                                    $ 178      $  45        296%     $  562     $  235      139%
                                                       =====      =====      =====      ======     ======    =====

     PER COMMON SHARE
(30) Net income                                        $3.18      $ .83        283%     $10.10     $ 4.44      127%
                                                       =====      =====      =====      ======     ======    =====

(31) Dividends declared (1)                            $ .75      $  --         --%     $ 2.25     $ 1.50       50%
                                                       =====      =====      =====      ======     ======    =====

(32) Average common shares outstanding                    56         54          4%         56         53        6%
                                                       =====      =====      =====      ======     ======    =====

     --------------------------------------------------------------------------------------------------------------


  (1)  Beginning with the fourth quarter of 1992, the Company changed its dividends declaration policy whereby quarterly dividends are now considered at the Board of Directors'  meeting following the quarter then ended. Accordingly, no dividend was declared (recorded) in the fourth quarter of 1992.

      Wells Fargo & Company and Subsidiaries
      CONSOLIDATED BALANCE SHEET


      -----------------------------------------------------------------------------------------------
                                                                          December 31,
                                                               ----------------------              %
      (in millions)                                               1993           1992         Change
      ----------------------------------------------------------------------------------------------
      ASSETS
 (1)  Cash and due from banks                                  $ 2,644        $ 2,690             (2)%
      Investment securities:
 (2)    At cost (estimated fair value $9,978 and $9,428)         9,887          9,338              6
 (3)    At fair value                                            3,171             --             --
                                                               -------        -------
 (4)      Total investment securities                           13,058          9,338             40
      Federal funds sold and securities
 (5)   purchased under resale agreements                         1,668          1,183             41

 (6)  Loans                                                     33,099         36,903            (10)
 (7)  Allowance for loan losses                                  2,122          2,067              3
                                                               -------        -------
 (8)      Net loans                                             30,977         34,836            (11)
                                                               -------        -------

 (9)  Due from customers on acceptances                             70             97            (28)
(10)  Accrued interest receivable                                  297            301             (1)
(11)  Premises and equipment, net                                  898            876              3
(12)  Goodwill                                                     477            523             (9)
(13)  Other assets                                               2,424          2,693            (10)
                                                               -------        -------

(14)      Total assets                                         $52,513        $52,537             -- %
                                                               =======        =======            ===

      LIABILITIES
(15)  Noninterest-bearing deposits                             $ 9,719        $ 9,190              6%
(16)  Interest-bearing deposits                                 31,925         33,054             (3)
                                                               -------        -------
(17)      Total deposits                                        41,644         42,244             (1)
      Federal funds purchased and securities
(18)    sold under repurchase agreements                         1,079          1,311            (18)
(19)  Commercial paper and other short-term borrowings             188            202             (7)
(20)  Acceptances outstanding                                       70             97            (28)
(21)  Accrued interest payable                                      63             88            (28)
(22)  Other liabilities                                            933            746             25
(23)  Senior debt                                                2,256          2,159              4
(24)  Subordinated debt                                          1,965          1,881              4
                                                               -------        -------

(25)      Total liabilities                                     48,198         48,728             (1)
                                                               -------        -------

      STOCKHOLDERS' EQUITY
(26)  Preferred stock                                              639            639             --
      Common stock - $5 par value,
        authorized 150,000,000 shares;
        issued and outstanding 55,812,592 shares
(27)    and 55,191,173 shares                                      279            276              1
(28)  Additional paid-in capital                                   551            506              9
(29)  Retained earnings                                          2,829          2,392             18
(30)  Cumulative foreign currency translation adjustments           (4)            (4)            --
(31)  Investment securities valuation allowance                     21             --             --
                                                               -------        -------

(32)      Total stockholders' equity                             4,315          3,809             13
                                                               -------        -------

(33)      Total liabilities and stockholders' equity           $52,513        $52,537             -- %
                                                               =======        =======            ===
      ----------------------------------------------------------------------------------------------


Wells Fargo & Company and Subsidiaries

CONDENSED CONSOLIDATED STATEMENT OF
CHANGES IN STOCKHOLDERS' EQUITY

- ------------------------------------------------------------------------

                                                  Year ended December 31,
                                                  ----------------------
(in millions)                                           1993        1992
- ------------------------------------------------------------------------
BALANCE, BEGINNING OF YEAR                            $3,809      $3,271
Net income                                               612         283
Common stock issued under employee benefit and
 dividend reinvestment plans                              53         213
Preferred stock issued, net of issuance costs             --         169
Cumulative unrealized net gains, after
 applicable taxes, at December 31, 1993(1)                21          --
Common stock repurchased                                  (5)         --
Preferred stock dividends                                (50)        (48)
Common stock dividends                                  (125)        (79)
                                                      ------      ------
BALANCE, END OF YEAR                                  $4,315      $3,809
                                                      ======      ======

- ------------------------------------------------------------------------

(1) Represents valuation allowance for available-for-sale investment securities carried at fair value resulting from the adoption of Financial Accounting Standard No. 115 at December 31, 1993.



LOANS
- -------------------------------------------------------------------------

                                                             December 31,
                                                        ----------------
(in millions)                                           1993        1992
- ------------------------------------------------------------------------
Commercial (1)(2)                                    $ 6,912     $ 8,214
Real estate 1-4 family first mortgage                  7,458       6,836
Other real estate mortgage                             8,286      10,128
Real estate construction                               1,110       1,600
Consumer:
  Real estate 1-4 family junior lien mortgage          3,583       4,157
  Credit card                                          2,600       2,807
  Other revolving credit and monthly payment           1,920       1,979
                                                     -------     -------
    Total consumer                                     8,103       8,943
Lease financing                                        1,212       1,177
Foreign                                                   18           5
                                                     -------     -------
    Total loans                                      $33,099     $36,903
                                                     =======     =======

- ------------------------------------------------------------------------

(1) Includes senior highly leveraged transaction (HLT) loans of approximately $504 million and $1,058 million at December 31, 1993 and 1992, respectively, and subordinated HLT loans of approximately $9 million and $31 million for the same periods, respectively.
(2) Includes loans to real estate developers of $505 million and $731 million at December 31, 1993 and 1992, respectively.


Wells Fargo & Company and Subsidiaries
CHANGES IN THE ALLOWANCE FOR LOAN LOSSES


- ---------------------------------------------------------------------------------------------------------------------
                                                                          Quarter ended                    Year ended
                                                  -------------------------------------        ----------------------
                                                  DEC. 31,      Sept. 30,       Dec. 31,       DEC. 31,       Dec. 31,
(in millions)                                        1993           1993           1992           1993           1992
- ---------------------------------------------------------------------------------------------------------------------
BALANCE, BEGINNING OF PERIOD                       $2,123         $2,124         $1,966         $2,067         $1,646
Provision for loan losses                              80            120            300            550          1,215
Loan charge-offs:
  Commercial (1)(2)                                   (29)           (22)           (55)          (110)          (238)
  Real estate 1-4 family first mortgage                (8)            (5)            (6)           (25)           (17)
  Other real estate mortgage                          (21)           (61)           (81)          (197)          (290)
  Real estate construction                            (13)           (16)           (14)           (68)           (93)
  Consumer:
     Real estate 1-4 family junior lien mortgage       (9)            (5)           (12)           (28)           (28)
     Credit card                                      (40)           (43)           (46)          (177)          (189)
     Other revolving credit and monthly payment        (9)            (9)           (12)           (41)           (41)
                                                   ------         ------         ------         ------         ------
        Total consumer                                (58)           (57)           (70)          (246)          (258)
  Lease financing                                      (5)            (4)            (5)           (18)           (19)
                                                   ------         ------         ------         ------         ------
        Total loan charge-offs                       (134)          (165)          (231)          (664)          (915)
                                                   ------         ------         ------         ------         ------
Loan recoveries:
  Commercial (3)(4)                                    22             11             17             71             59
  Real estate 1-4 family first mortgage                --              1             --              2              2
  Other real estate mortgage                           16             19              3             47              9
  Real estate construction                              3              1              1              4              3
  Consumer:
     Real estate 1-4 family junior lien mortgage        1              1              1              3              1
     Credit card                                        6              5              5             21             21
     Other revolving credit and monthly payment         3              3              3             12             12
                                                   ------         ------         ------         ------         ------
        Total consumer                                 10              9              9             36             34
  Lease financing                                       2              3              2              9              9
  Foreign                                              --             --             --             --              1
                                                   ------         ------         ------         ------         ------
        Total loan recoveries                          53             44             32            169            117
                                                   ------         ------         ------         ------         ------
              Total net loan charge-offs              (81)          (121)          (199)          (495)          (798)

Recoveries on the sale of developing country loans     --             --             --             --              4
                                                   ------         ------         ------         ------         ------
BALANCE, END OF PERIOD                             $2,122         $2,123         $2,067         $2,122         $2,067
                                                   ======         ======         ======         ======         ======

Total net loan charge-offs as a percentage
  of average total loans (annualized)                 .97%          1.42%          2.09%          1.44%          1.97%
                                                   ======          -----         ------         ------         ------
Allowance as a percentage of total loans             6.41%          6.32%          5.60%          6.41%          5.60%
                                                   ======         ======         ======         ======         ======

- ---------------------------------------------------------------------------------------------------------------------


(1)  Includes charge-offs of senior highly leveraged transaction (HLT) loans of  none, none and $13 million in the quarters ended December 31, 1993, September 30, 1993 and December 31, 1992, respectively, and $21 million and
     $64 million in the years ended December 31, 1993 and 1992, respectively. There were no charge-offs of subordinated
     HLT loans for the periods presented.
(2)  Includes charge-offs of loans to real estate developers of $15 million, $1 million and $5 million in the quarters ended December 31, 1993, September 30, 1993 and December 31, 1992, respectively, and $21 million and $41 million in the years ended December 31, 1993 and 1992, respectively.
(3)  Includes recoveries from senior highly leveraged transaction (HLT) loans of $13 million, $4 million and $3 million in the quarters ended December 31, 1993, September 30, 1993 and December 31, 1992, respectively, and $30 million and
     $6 million in the years ended December 31, 1993 and 1992, respectively.  There were no recoveries from subordinated HLT loans for the periods presented.
(4)  Includes recoveries from real estate developers of $1 million in the quarters ended December 31, 1993, September 30, 1993 and December 31, 1992, and $3 million and $6 million in the years ended December 31, 1993 and 1992, respectively.


Wells Fargo & Company and Subsidiaries
NONACCRUAL AND RESTRUCTURED LOANS AND OTHER ASSETS



- ---------------------------------------------------------------------------------------------------------------------
                                                  DEC. 31,      Sept. 30,       June 30,       Mar. 31,       Dec. 31,
(in millions)                                        1993           1993           1993           1993           1992
- ---------------------------------------------------------------------------------------------------------------------
Nonaccrual loans:
 Commercial (1)(2)                                 $  252         $  441         $  486         $  558         $  560
 Real estate 1-4 family first mortgage                 99             96             95             97             96
 Other real estate mortgage                           578            850          1,035          1,071          1,207
 Real estate construction                             235            278            241            204            235
 Consumer:
     Real estate 1-4 family junior lien mortgage       27             25             28             30             29
     Other revolving credit and monthly payment         3              6             13              6              7
                                                   ------         ------         ------         ------         ------
           Total consumer                              30             31             41             36             36
                                                   ------         ------         ------         ------         ------
               Total nonaccrual loans               1,194          1,696          1,898          1,966          2,134

Restructured loans                                      6              6              7              8              8
                                                   ------         ------         ------         ------         ------
Nonaccrual and restructured loans                   1,200          1,702          1,905          1,974          2,142
As a percentage of total loans                        3.6%           5.1%           5.5%           5.6%           5.8%

Foreclosed assets (3)                                 348            357            391            510            510
Real estate investments (4)                            15             15             23             26             40
                                                   ------         ------         ------         ------         ------

Total nonaccrual and restructured loans
 and other assets                                  $1,563         $2,074         $2,319         $2,510         $2,692
                                                   ======         ======         ======         ======         ======

- ---------------------------------------------------------------------------------------------------------------------


(1) Includes senior highly leveraged transaction (HLT) loans of $53 million, $94 million, $104 million, $157 million and
    $152 million at December 31, 1993, September 30, 1993, June 30, 1993, March 31, 1993 and December 31, 1992,
    respectively, and subordinated HLT loans of none, $13 million, $13 million, $13 million and $22 million for the same periods, respectively.
(2) Includes loans to real estate developers of $91 million, $116 million, $115 million, $64 million and $86 million at
    December 31, 1993, September 30, 1993, June 30, 1993, March 31, 1993 and December 31, 1992, respectively.
(3) Excludes in-substance foreclosures (ISFs) of $99 million reclassified to nonaccrual loans at June 30, 1993 due to clarification of criteria used in determining when a loan is in-substance foreclosed.  Complete information is not available for prior periods; however, any ISFs that would be reclassified in prior periods would not be materially higher than $99 million.
(4) Represents the amount of real estate investments (contingent interest loans accounted for as investments) that would be classified as nonaccrual if such assets were loans.  Real estate investments totaled $34 million, $39 million,
    $51 million, $56 million and $93 million at December 31, 1993, September 30, 1993, June 30, 1993, March 31, 1993 and
    December 31, 1992, respectively.



QUARTERLY TREND OF CHANGES IN NONACCRUAL LOANS (1)


- ------------------------------------------------------------------------------------------------------------------------------
                                                DEC. 31, Sept. 30,  June 30, March 31,  Dec. 31, Sept. 30,  June 30, March 31,
(in millions)                                      1993      1993      1993      1993      1992      1992      1992      1992
- -----------------------------------------------------------------------------------------------------------------------------
BALANCE, BEGINNING OF QUARTER                    $1,696    $1,898    $1,966    $2,134    $2,399    $2,326    $2,051    $1,977
New loans placed on nonaccrual                      113       195       264       249       328       649       756       433
Charge-offs                                         (55)      (90)      (71)     (109)     (127)     (171)     (115)      (80)
Payments                                           (309)     (188)     (144)     (156)     (225)     (166)     (124)     (132)
Transfers to foreclosed assets                      (64)      (32)     (104)      (41)     (114)      (89)     (189)      (90)
Transfers from foreclosed assets (2)                 --        --        99        --        --        --        --        --
Loans returned to accrual                          (188)      (81)     (107)      (82)     (120)     (146)      (50)      (59)
Loans sold                                           --        (2)       (5)      (26)       --        --        --        --
Other additions (deductions)                          1        (4)       --        (3)       (7)       (4)       (3)        2
                                                 ------    ------    ------    ------    ------    ------    ------    ------
BALANCE, END OF QUARTER                          $1,194    $1,696    $1,898    $1,966    $2,134    $2,399    $2,326    $2,051
                                                 ======    ======    ======    ======    ======    ======    ======    ======

- --------------------------------------------------------------------------------------------------------------------------------


(1) The December 31, 1993 amounts are preliminary.
(2) Reclassification due to clarification of criteria used in determining when a loan is in-substance foreclosed.


Wells Fargo & Company and Subsidiaries
NONACCRUAL LOANS BY PERFORMANCE CATEGORY (1)


- -----------------------------------------------------------------------------------------------------------------------------


                                                                                                                Cash interest
                                                                        Cumulative                        payments applied as:
                                                                              cash                        --------------------
                                                Book                      interest    Contractual                    Reduction
                                           principal     Cumulative     applied to      principal       Interest            of
(in millions)                                balance  charge-offs(6)   principal(6)       balance       income(7)  principal(7)
- ------------------------------------------------------------------------------------------------------------------------------
                                                                                DECEMBER 31, 1993          FOURTH QUARTER 1993
                                           ------------------------------------------------------       ----------------------
Contractually past due (2):

  Payments not made (3):
    90 days or more past due                  $  161           $ 22           $ --         $  183           $ --           $--
    Less than 90 days past due                    23             --             --             23             --            --
                                              ------           ----           ----         ------           ----           ---
                                                 184             22             --            206             --            --
                                              ------           ----           ----         ------           ----           ---
  Payments made (4):
    90 days or more past due                     329            171             41            541             --             6
    Less than 90 days past due                    86             29             16            131             --             2
                                              ------           ----           ----         ------           ----           ---
                                                 415            200             57            672             --             8
                                              ------           ----           ----         ------           ----           ---
      Total past due                             599            222             57            878             --             8

Contractually current (5)                        595            214            120            929              1            14
                                              ------           ----           ----         ------           ----           ---

Total nonaccrual loans                        $1,194           $436           $177         $1,807           $  1           $22
                                              ======           ====           ====         ======           ====           ===

- ------------------------------------------------------------------------------------------------------------------------------
                                                                               September 30, 1993           Third quarter 1993
                                                -----------------------------------------------------       ------------------
Contractually past due (2):

  Payments not made (3):
     90 days or more past due                 $  152           $ 27           $ --         $  179           $ --          $ --
     Less than 90 days past due                    1             --             --              1             --            --
                                              ------           ----           ----         ------           ----           ---
                                                 153             27             --            180             --            --
                                              ------           ----           ----         ------           ----           ---

  Payments made (4):
     90 days or more past due                    506            195             40            741             --            10
     Less than 90 days past due                  166             33             42            241             --             5
                                              ------           ----           ----         ------           ----           ---
                                                 672            228             82            982             --            15
                                              ------           ----           ----         ------           ----           ---
       Total past due                            825            255             82          1,162             --            15

Contractually current (5)                        871            260            142          1,273             --            19
                                              ------           ----           ----         ------           ----           ---
Total nonaccrual loans                        $1,696           $515           $224         $2,435           $ --           $34
                                              ======           ====           ====         ======           ====           ===
- ------------------------------------------------------------------------------------------------------------------------------

(1)  There can be no assurance that individual borrowers will continue to perform at the level indicated or that the performance characteristics will not change significantly.  The December 31, 1993 amounts are preliminary.
(2)  Contractually past due is defined as a borrower whose loan principal or interest payment is 30 days or more past due.
(3)  Borrower has made no payments since being placed on nonaccrual.
(4)  Borrower has made some payments since being placed on nonaccrual. Approximately $314 million and $498 million of these loans had some payments made on them during the fourth and third quarters of 1993, respectively.
(5)  Contractually current is defined as a loan for which principal and interest are being paid in accordance with the terms of the loan.  Approximately $113 million and $195 million of loans, both current and past due, were placed on nonaccrual in the fourth and third quarters of 1993, respectively, of which approximately $15 million and $84 million were contractually current at December 31, 1993 and September 30, 1993, respectively.  All of the contractually current loans were placed on nonaccrual due to uncertainty of receiving full timely collection of interest or principal.
(6)  Cumulative amounts recorded since inception of the loan.
(7)  Includes only those interest payments received subsequent to a borrower being placed on nonaccrual. Therefore, these amounts do not include interest received before these loans were placed on nonaccrual.  There were no interest payments received that were recorded as recoveries on partially charged-off loans because payments on such loans were applied as a reduction of loan principal or recognized as interest income.


Wells Fargo & Company and Subsidiaries
NONINTEREST INCOME

- -----------------------------------------------------------------------------------------------------------
                                                       Quarter ended                   Year ended
                                                         December 31,                 December 31,
                                                    ----------------        %      --------------         %
(in millions)                                        1993       1992   Change      1993      1992    Change
- -----------------------------------------------------------------------------------------------------------

Service charges on deposit accounts                  $112       $102       10%     $423      $394         7%
Fees and commissions:
 Debit and credit card merchant fees                   17         23      (26)       80        87        (8)
 Credit card membership and other credit card fees     17         18       (6)       68        72        (6)
 Charges and fees on loans                             12         12       --        48        49        (2)
 Mutual fund and annuity sales fees                     9         12      (25)       43        29        48
 Shared ATM network fees                               10          9       11        38        32        19
 All other                                             26         21       24        99        94         5
                                                     ----       ----              -----     -----
     Total fees and commissions                        91         95       (4)      376       363         4
Trust and investment services income:
 Asset management and custody fees                     31         31       --       125       124         1
 Mutual fund management fees                           10          7       43        37        19        95
 All other                                              7          6       17        28        22        27
                                                     ----       ----              -----     -----
     Total trust and investment services income        48         44        9       190       165        15
Investment securities gains                            --         --       --        --        45      (100)
Income from equity investments accounted for by the:
 Cost method                                           20          5      300        42        17       147
 Equity method                                          4          4       --        24        24        --
Check printing charges                                 10          9       11        38        36         6
Gains on sales of loans                                 2          3      (33)       12        20       (40)
Gains (losses) from dispositions of operations          7         (9)     178       (28)       (8)      250
Real estate investment gains (losses)                   1         --       --        (6)      (19)      (68)
All other                                              --          5     (100)       22        22        --
                                                     ----       ----              -----     -----
     Total                                           $295       $258       14%   $1,093    $1,059         3%
                                                     ====       ====     ====    ======    ======      ====
- -----------------------------------------------------------------------------------------------------------


NONINTEREST EXPENSE



- -----------------------------------------------------------------------------------------------------------
                                                       Quarter ended                   Year ended
                                                         December 31,                 December 31,
                                                     ---------------        %      --------------         %
(in millions)                                        1993       1992   Change      1993      1992    Change
- -----------------------------------------------------------------------------------------------------------
Salaries                                             $210       $184       14%   $  784    $  714        10%
Employee benefits                                      50         43       16       222       184        21
Net occupancy                                          58         56        4       224       222         1
Equipment                                              44         37       19       148       141         5
Federal deposit insurance                              28         26        8       114       106         8
Certain identifiable intangibles                       17         16        6        77        71         8
Contract services                                      20         15       33        61        48        27
Foreclosed assets                                      10         26      (62)       60        93       (35)
Advertising and promotion                              15         14        7        59        47        26
Operating losses                                       16         12       33        52        45        16
Telecommunications                                     11         11       --        44        44        --
Postage                                                10         11       (9)       43        42         2
Outside professional services                          11         14      (21)       42        45        (7)
Goodwill                                                9         10      (10)       37        37        --
Check printing                                          9          8       13        34        33         3
Stationery and supplies                                 8          8       --        31        31        --
Travel and entertainment                                8          7       14        28        24        17
Escrow and collection agency fees                       5          7      (29)       24        26        (8)
Security                                                5          5       --        19        18         6
Outside data processing                                 3          4      (25)       16        18       (11)
All other                                              10         13      (23)       43        46        (7)
                                                     ----       ----             ------    ------
  Total                                              $557       $527        6%   $2,162    $2,035         6%
                                                     ====       ====      ===    ======    ======       ===

- --------------------------------------------------------------------------------------------------------------

    Wells Fargo & Company and Subsidiaries
    AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS)

    --------------------------------------------------------------------------------------------------------------------
                                                                                                           Quarter ended,
                                                               ---------------------------------------------------------
                                                                         DECEMBER 31, 1993             December 31, 1992
                                                               ---------------------------   ---------------------------
                                                                                  INTEREST                      Interest
                                                               AVERAGE    YIELDS/   INCOME/  Average    Yields/   income/
    (in millions)                                              BALANCE     RATES   EXPENSE   balance     rates   expense
    --------------------------------------------------------------------------------------------------------------------
    EARNING ASSETS
      Investment securities at cost:
 (1)      U.S. Treasury securities                             $ 2,366      4.84%     $ 29   $ 1,979      5.33%     $ 27
          Securities of U.S. government agencies
 (2)         and corporations                                    8,306      6.38       132     6,191      6.85       106
 (3)      Obligations of states and political subdivisions          18      7.06         1        24        --        --
 (4)      Private collateralized mortgage obligations            1,737      3.25        14        --        --        --
 (5)      Other securities                                         175      5.56         2       144      5.51         2
                                                               -------                ----   -------                ----
 (6)         Total investment securities at cost                12,602      5.65       178     8,338      6.47       135
      Federal funds sold and securities purchased
 (7)      under resale agreements                                1,009      3.13         8     1,062      3.25         9
      Loans:
 (8)    Commercial                                               6,701      9.60       162     8,535      8.64       185
 (9)    Real estate 1-4 family first mortgage                    7,150      7.36       132     6,972      8.67       151
(10)    Other real estate mortgage                               8,829      8.70       193    10,419      7.93       207
(11)    Real estate construction                                 1,173      8.11        24     1,715      8.49        37
        Consumer:
(12)      Real estate 1-4 family junior lien mortgage            3,686      6.76        62     4,265      7.72        82
(13)      Credit card                                            2,509     15.52        98     2,746     15.68       108
(14)      Other revolving credit and monthly payment             1,867      9.49        45     1,965      9.72        48
                                                               -------                ----   -------                ----
(15)         Total consumer                                      8,062     10.12       205     8,976     10.59       238
(16)    Lease financing                                          1,208      9.59        29     1,174     10.26        30
(17)    Foreign                                                     26        --        --         2        --        --
                                                               -------                ----   -------                ----
(18)         Total loans                                        33,149      8.95       745    37,793      8.96       848
                                                               -------                ----   -------                ----
(19)         Total earning assets                              $46,760      7.93       931   $47,193      8.39       992
                                                               =======                ----   =======                ----
    FUNDING SOURCES
      Interest-bearing liabilities:
        Deposits:
(20)      Interest-bearing checking                            $ 4,678       .99        12   $ 4,613      1.47        17
(21)      Savings deposits                                       2,589      1.99        13     3,013      2.49        19
(22)      Market rate savings                                   17,115      2.19        95    15,969      2.54       102
(23)      Savings certificates                                   7,307      4.29        79     9,457      4.55       109
(24)      Certificates of deposit                                  211      7.91         5       258      8.08         5
(25)      Other time deposits                                      106      6.61         1       125        --        --
(26)      Deposits in foreign offices                                5        --        --         6        --        --
                                                               -------                ----   -------     -----      ----
(27)         Total interest-bearing deposits                    32,011      2.53       205    33,441      2.99       252
        Federal funds purchased and securities sold
(28)      under repurchase agreements                              927      2.76         6     1,449      2.66        10
(29)      Commercial paper and other short-term borrowings         201      2.92         1       226      2.99         1
(30)      Senior debt                                            2,180      4.48        25     2,099      5.20        27
(31)      Subordinated debt                                      2,058      5.39        28     1,928      5.15        25
                                                               -------                ----   -------     -----      ----
(32)         Total interest-bearing liabilities                 37,377      2.81       265    39,143      3.20       315
(33)  Portion of noninterest-bearing funding sources             9,383        --        --     8,050        --        --
                                                               -------                ----   -------     -----      ----
(34)           Total funding sources                           $46,760      2.24       265   $47,193      2.66       315
                                                               =======                ----   =======     =====      ----

    NET INTEREST MARGIN AND NET INTEREST INCOME ON
(35)  A TAXABLE-EQUIVALENT BASIS (1)                                        5.69%     $666                5.73%     $677
                                                                           =====      ====               =====      ====

    NONINTEREST-EARNING ASSETS
(36)  Cash and due from banks                                  $ 2,546                       $ 2,545
(37)  Other                                                      2,291                         2,482
                                                               -------                       -------
(38)       Total noninterest-earning assets                    $ 4,837                       $ 5,027
                                                               =======                       =======

    NONINTEREST-BEARING FUNDING SOURCES
(39)  Deposits                                                 $ 9,002                       $ 8,387
(40)  Other liabilities                                          1,034                           970
(41)  Preferred stockholders' equity                               639                           639
(42)  Common stockholders' equity                                3,545                         3,081
      Noninterest-bearing funding sources used to
(43)    fund earning assets                                     (9,383)                       (8,050)
                                                               -------                       -------
(44)         Net noninterest-bearing funding sources           $ 4,837                       $ 5,027
                                                               =======                       =======
(45)TOTAL ASSETS                                               $51,597                       $52,220
                                                               =======                       =======
    -------------------------------------------------------------------------------------------------------------------

    The average prime rate of Wells Fargo Bank was 6.00% for the quarters ended December 31, 1993 and
    1992. The average three-month London Interbank Offered Rate (LIBOR) was 3.42% and 3.60% for the
    quarters ended December 31 1993 and 1992, respectively.
    (1) Includes taxable-equivalent adjustments  that primarily relate to income on certain loans and securities that is exempt from federal and applicable state income taxes. The federal statutory tax rate was 35% and 34% for the quarters ended December 31, 1993 and 1992, respectively.


     Wells Fargo & Company and Subsidiaries
     AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS)



     --------------------------------------------------------------------------------------------------------------------
                                                                                                     Year End December 31,
                                                                ---------------------------------------------------------
                                                                                       1993                          1992
                                                                ---------------------------   ---------------------------
                                                                                   Interest                      Interest
                                                                Average    Yields/   Income/  Average    Yields/   income/
     (in millions)                                              Balance     Rates   Expense   balance     rates   expense
     --------------------------------------------------------------------------------------------------------------------

     EARNING ASSETS
      Investment securities:
        At cost:

 (1)      U.S. Treasury securities                              $ 2,283      5.03%    $ 115   $ 1,562      5.80%    $  91
          Securities of U.S. government agencies
 (2)         and corporations                                     7,974      6.41       511     4,197      7.38       309
 (3)      Obligations of states and political subdivisions           22      7.36         2        32      7.15         2
 (4)      Private collateralized mortgage obligations               864      4.16        36        --        --        --
 (5)      Other securities                                          167      5.45         9        78      5.76         5
                                                                -------              ------   -------              ------
 (6)         Total investments securities at cost                11,310      5.95       673     5,869      6.93       407
 (7)    At lower of cost or market                                   --        --        --       108      8.73         9
                                                                -------              ------   -------              ------
 (8)         Total investment securities                         11,310      5.95       673     5,977      6.97       416
      Federal funds sold and securities purchased
 (9)    under resale agreements                                     734      3.17        23       919      3.62        33
      Loans:
(10)    Commercial                                                7,154      9.36       670     9,702      8.50       825
(11)    Real estate 1-4 family first mortgage                     6,787      7.92       538     7,628      9.27       707
(12)    Other real estate mortgage                                9,467      8.20       776    10,634      8.21       873
(13)    Real estate construction                                  1,303      8.50       111     1,837      8.47       156
        Consumer:
(14)      Real estate 1-4 family junior lien mortgage             3,916      6.97       273     4,585      8.14       373
(15)      Credit card                                             2,587     15.62       404     2,771     15.93       441
(16)      Other revolving credit and monthly payment              1,893      9.45       179     2,083      9.85       205
                                                                -------              ------   -------              ------
(17)            Total consumer                                    8,396     10.19       856     9,439     10.81     1,019
(18)    Lease financing                                           1,190      9.83       117     1,165     10.36       121
(19)    Foreign                                                       7        --        --         1        --        --
                                                                -------              ------   -------              ------
(20)         Total loans                                         34,304      8.94     3,068    40,406      9.16     3,701
(21)  Other                                                          --        --        --         1        --        --
                                                                -------              ------   -------              ------
(22)           Total earning assets                             $46,348      8.12     3,764   $47,303      8.77     4,150
                                                                =======              ------   =======              ------

     FUNDING SOURCES
      Interest-bearing liabilities:
        Deposits:
(23)      Interest-bearing checking                             $ 4,626      1.18        55   $ 4,597      1.77        81
(24)      Savings deposits                                        2,741      2.19        60     3,250      2.81        91
(25)      Market rate savings                                    16,592      2.28       378    15,284      2.89       442
(26)      Savings certificates                                    7,948      4.37       347    10,763      4.94       532
(27)      Certificates of deposit                                   219      7.99        18       316      8.41        27
(28)      Other time deposits                                       112      5.62         6       128      5.32         7
(29)      Deposits in foreign offices                                 7        --        --        43      7.89         3
                                                                -------              ------   -------              ------
(30)         Total interest-bearing deposits                     32,245      2.68       864    34,381      3.44     1,183
      Federal funds purchased and securities sold
(31)    under repurchase agreements                               1,051      2.79        29     1,299      3.16        41
(32)      Commercial paper and other short-term borrowings          207      2.90         6       252      3.54         9
(33)      Senior debt                                             2,174      4.75       103     2,175      5.77       126
(34)      Subordinated debt                                       1,958      5.23       103     1,872      4.99        93
                                                                -------              ------   -------              ------
(35)         Total interest-bearing liabilities                  37,635      2.93     1,105    39,979      3.63     1,452
(36)      Portion of noninterest-bearing funding sources          8,713        --        --     7,324        --        --
                                                                -------              ------   -------              ------
(37)            Total funding sources                           $46,348      2.38     1,105   $47,303      3.07     1,452
                                                                =======              ------   =======              ------

     NET INTEREST MARGIN AND NET INTEREST INCOME ON
(38)  A TAXABLE-EQUIVALENT BASIS (1)                                         5.74%   $2,659                5.70%   $2,698
                                                                            =====    ======               =====    ======

     NONINTEREST-EARNING ASSETS
(39)   Cash and due from banks                                  $ 2,456                       $ 2,536
(40)   Other                                                      2,306                         2,658
                                                                -------                       -------
(41)         Total noninterest-earning assets                   $ 4,762                       $ 5,194
                                                                =======                       =======
     NONINTEREST-BEARING FUNDING SOURCES
(42)   Deposits                                                 $ 8,482                       $ 7,885
(43)   Other liabilities                                            997                         1,060
(44)   Preferred stockholders' equity                               639                           608
(45)   Common stockholders' equity                                3,357                         2,965
       Noninterest-bearing funding sources used to
(46)     fund earning assets                                     (8,713)                       (7,324)
                                                                -------                       -------
(47)            Net noninterest-bearing funding sources         $ 4,762                       $ 5,194
                                                                =======                       =======
(48) TOTAL ASSETS                                               $51,110                       $52,497
                                                                =======                       =======
     --------------------------------------------------------------------------------------------------------------------

    The average prime rate of the Bank was 6.00% and 6.25% for the years ended December 31, 1993 and 1992, respectively.
    The average three-month London Interbank Offered Rate (LIBOR) was 3.29% and 3.83% for the years ended December 31,
    1993 and 1992, respectively.
    (1) Includes taxable-equivalent adjustments that primarily relate to income on certain loans and securities that is exempt from federal and applicable state income taxes. The federal statutory tax rate was 35% and 34% for the years ended
        December 31, 1993 and 1992, respectively.

FOR IMMEDIATE RELEASE
Tues., Jan. 18, 1994











WELLS FARGO INCREASES DIVIDEND ON COMMON STOCK TO $1
 Up from 75 cents




     The Board of Directors of Wells Fargo & Co. (NYSE: WFC) declared a regular quarterly dividend on common stock of $1.00 per share.  This dividend represents a 25 cent increase from the previous dividend of 75 cents per share that was announced Oct. 19, 1993.


     The dividend will be payable Feb. 22, 1994, to shareholders of record at the close of business Jan. 31, 1994.